                        ADMINISTRATIVE SERVICES AGREEMENT

     This Administrative Services Agreement (this "Agreement") is made effective as of January 1, 1995, by and between ARM Financial Group, Inc., a Delaware corporation ("Parent") and ARM Capital Advisors, Inc., a Delaware corporation ("Company") which is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

     WHEREAS, Parent's management has extensive experience in providing administrative services to support various financial and investment service and business operations; and

     WHEREAS, Company desires Parent to perform certain administrative and special services (collectively, "services") for Company in its business operations and desires further to make use in its day-to-day operations of certain property, equipment and facilities (collectively, "facilities") of Parent and its subsidiaries; and

     WHEREAS, Parent and Company contemplate that the availability of services and facilities will achieve certain operating efficiencies and improve services provided by Company to its investment advisory clients; and

     WHEREAS, Parent and Company wish to identify the services to be rendered to Company by Parent and the facilities to be used by Company, and to provide for the fees to be paid by Company in connection therewith.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and Company agree as follows:

     1. PERFORMANCE OF SERVICES AND USE OF FACILITIES. Subject to the terms, conditions and limitations of this Agreement, Parent agrees (a) to perform such services for Company as may be reasonably necessary in the conduct of Company's business operations, including, but not necessarily limited to, the services as set forth in Section 2 of this Agreement; and (b) to make available to Company such of its facilities or the facilities of its subsidiaries as may be reasonably necessary in the conduct of Company's business operations, including, without limitation, data processing equipment, office facilities (whether owned or leased) and communications equipment.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Parent utilizes its personnel to perform services for Company pursuant to this Agreement, such personnel shall at all times remain employees of Parent, and Parent shall alone retain full liability for their compensation, employee benefits, payroll deductions and legally required employer contributions and withholding tax obligations.

          No facility of Parent or its subsidiaries used in performing services for or subject to use by Company pursuant to this Agreement shall be deemed to be transferred, assigned, conveyed or leased by performance or use.

          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Parent, Parent shall perform such services in accordance with all applicable standards and guidelines to ensure compliance with the requirements of the Advisers Act and all other applicable laws and regulations.

          (c) CONTROL. The performance of services by Parent for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company by its Board of Directors. Parent shall act hereunder so as to assure the separate operating and corporate identity of Company.

     2. SERVICES. Subject to the terms, conditions and limitations of this Agreement, Parent shall provide to Company the services agreed upon from time to time by the parties hereto, including the services set forth below. All charges for services and the use of facilities incurred hereunder shall be reasonable and in accordance with the requirements of the Advisers Act, and all other applicable laws and regulations.

          (a) OPERATIONAL SUPPORT AND INVESTMENT ACCOUNTING. With respect to Company's third party accounts, Parent shall provide (i) back office operational support, including, without limitation, trade notification, trade settlement, maintenance of investment system, generation of transaction and holding blotters and downloading and balancing cash transactions from custodian banks; and (ii) investment accounting services, including, without limitation, reconciliation of investment and cash transactions, reconciliation of outstanding holdings, serving standard and ad hoc reporting needs, and billing and cash collection for the third party accounts.

          (b) ACCOUNTING, TAX AND AUDITING. Parent shall provide accounting services, including, but not necessarily limited to, the following: the processing and maintenance of the financial records of Company; the preparation of financial statements and reports; the preparation of tax returns; and the preparation of additional financial reports used by Company in the operations of its business. Parent shall also provide assistance with respect to tax and auditing matters.

          (c) MARKETING. Parent will provide support as requested for Company's marketing efforts.

          (d) FUNCTIONAL SUPPORT SERVICES. Parent shall provide actuarial services, telecommunications services and electronic data processing services as needed, including, without limitation, software programming and documentation and hardware utilization.

          (e) PAYROLL FUNCTIONS. Parent shall perform all payroll functions including, but not necessarily limited to, the preparation of all payroll checks and withholding tax reports.

          (f) PERSONNEL FUNCTIONS. Parent will provide Company with the following personnel services: the maintenance of employee files; assistance in the hiring and training of personnel; recommendation of levels of compensation; assistance in the compliance with federal, state and local employment laws; and the administration of such employee benefits as group insurance plans, savings and incentive compensation plans and vacation plans.

          (g) LEGAL SERVICES. Parent will provide legal services to Company including, without limitation, filing and amendment of all registrations and reports required by the Advisers Act and any applicable state securities laws, and assistance with regulatory compliance matters. Parent may in its sole discretion retain the services of outside legal counsel to assist with legal services performed for Company. Parent may seek reimbursement of any costs associated with such legal services, including the cost of any settlement paid by Parent in connection therewith.

          (h) RECORD KEEPING SERVICES. Parent will support Company in the maintenance of all records required to be kept under the Advisers Act. Such records shall remain at all times subject to the inspection of the Securities Exchange Commission.

          (i) OTHER SUPPORT SERVICES. Parent will provide such other administrative support services to Company as needed or as required by Company from time to time.

     3. CHARGES. Company agrees to pay to Parent for services and facilities provided by Parent to Company pursuant to this Agreement. The charge to Company for such services and facilities shall include all direct and directly apportioned expenses attributed to Company by Parent, as calculated by Parent in the ordinary course of business, plus a charge for direct overhead. The bases for determining such charges shall be consistent with all applicable laws and regulations and may be modified and adjusted from time to time by mutual agreement of the parties hereto.

     Notwithstanding the foregoing, unless agreed otherwise by the parties hereto, at no time may such charges invade the minimum net capital needed by the Company to maintain its status as a "qualified professional asset manager" pursuant to the Advisers Act, or any other applicable net worth requirements; and provided further, that any payments hereunder must be made in compliance with the provisions of the Advisers Act and any other applicable laws and regulations.

     4. PAYMENT. Parent shall periodically determine the amount to be owed by the Company for services and the use of facilities pursuant to this Agreement for the appropriate period, and Company shall pay such amount to Parent in a reasonable prompt manner.

     5. ACCOUNTING RECORDS AND DOCUMENTS. Parent shall be responsible for maintaining accounts and records of the services rendered and facilities used pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping and accounting operations. Parent shall also maintain such accounts and records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Company and persons authorized by it or any governmental agency having jurisdiction over Company during all reasonable business hours.

     6. OTHER RECORDS AND DOCUMENTS. All other books, records, and files established and maintained by Parent by reason of its performance of its obligations under this Agreement which, absent this Agreement, would have been held by Company, shall be deemed the property of Company, and shall be subject to examination at all times by Company and persons authorized by it or any governmental agency having jurisdiction over Company.

     7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Parent an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services or for the use of facilities as are available to or have been requested by Company pursuant to this Agreement. Nothing herein shall be deemed to prohibit Parent from providing any or all of the services to be provided to Company hereunder to other persons, whether or not affiliated with Parent. In addition, Company shall have the right to solicit bids and contract with any third party for the services to be provided hereunder, in which event this Agreement may be terminated in accordance with Section

9 hereof. Further, Parent has right to subcontract with any third party, affiliated or unaffiliated, for services Parent is obligated to provide to Company pursuant to this Agreement.

     8. CONTACT PERSON(S). Company and Parent each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Section 14 of this Agreement. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person or additional contact persons.

     9. TERMINATION AND MODIFICATION. This Agreement shall remain in effect until terminated by either Parent or Company upon giving thirty (30) days' or more advance written notice or by mutual agreement. Upon termination, Parent shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company.

     10. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Parent shall act as an independent contractor, and any duties of Parent arising hereunder shall be owed exclusively to Company.

     11. NO THIRD PARTY BENEFICIARIES. None of the promises, covenants, representations or warranties contained herein is intended to benefit any non-parties to this Agreement which is intended for the sole exclusive benefit of either Parent or Company (or their successors).

     12. FORCE MAJEURE. If any cause or condition shall occur beyond the control of Parent which wholly or partially prevents the performance by Parent of its obligations hereunder, including, without limitation, any act of God or the public enemy, fire, explosion, flood, earthquake, war, riot, adverse weather conditions, breakdowns in equipment or facilities, strike, slowdown, work stoppage or other labor trouble or delays in receiving or failures to receive any permits, licenses or approvals from any governmental authority, then Parent shall be excused to the extent made necessary by such cause or condition and during the continuance thereof, and Parent shall incur no liability by reason of its failure to perform the obligations so excused. Such cause or condition shall not, however, relieve Company of the obligation to pay to Parent fees and charges due to Parent for services rendered and expenses incurred hereunder prior to such stoppage.

     13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

     14. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed


     (a)   If to Parent to:

           ARM Financial Group, Inc.

           239 South Fifth Street, 12th Floor

           Louisville, KY 40202-3271

           Telecopier: (502) 582-7995

           Attention:  Robert H. Scott


     (b)   If to Company to:

           ARM Capital Advisors, Inc.

           200 Park Avenue, 20th Floor

           New York, NY 10166

           Telecopier: (212) 973-2201

           Attention:  Emad A. Zikry


or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     15. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Parent or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     16. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.


                                  ARM FINANCIAL GROUP, INC.

                                  By: /s/ John Franco
                                     -----------------------------------
                                  Name:  John Franco
                                  Title: Co-Chairman of the Board and
                                         Co-Chief Executive Officer


                                  ARM CAPITAL ADVISORS, INC.

                                  By: /s/ Martin H. Ruby
                                     -----------------------------------
                                  Name:  Martin H. Ruby
                                  Title: Co-Chairman of the Board